UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Embassy Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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_______________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

________________________________________________________

NOTICE IS HEREBY GIVEN, that the Annual Meeting of the Shareholders of Embassy Bancorp, Inc. (the “Company”) will be held at the Best Western Lehigh Valley Hotel and Conference Center at 300 Gateway Drive, Bethlehem, Pennsylvania, on Thursday, June 16, 2016, at 5:30 p.m. E.D.T. to vote upon the following matters:

(1)	To elect four (4) Directors of the Company to Class 3 for a term of three (3) years (see the attached proxy statement for a list of nominees);

(2)	To approve an amendment to the Company’s Articles of Incorporation to eliminate cumulative voting in the election of Directors;

(3)	To approve an advisory, non-binding resolution regarding executive compensation;

(4)	To approve the Embassy Bancorp, Inc. Employee Stock Purchase Plan;

(5)	To ratify the selection of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016; and

(6)	To act upon such other business as may properly come before the meeting.

The board of directors recommends that you vote “FOR” the election of each of the nominees for Director listed in the attached proxy statement; “FOR” the approval of the amendment to the Company’s Articles of Incorporation to eliminate cumulative voting in the election of Directors; “FOR” the approval of the advisory, non-binding resolution regarding executive compensation; “FOR” the approval of the Employee Stock Purchase Plan; and “FOR” the ratification of the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

Only shareholders of record at the close of business on April 18, 2016 will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement of the meeting.  Please complete, sign, date and return the enclosed proxy card as promptly as possible, whether or not you plan to attend the meeting in person, and return it in the enclosed return envelope.  The return of the enclosed proxy card will not in any way affect your right to attend the annual meeting.  This notice and the attached proxy statement are being mailed to shareholders on or about the date hereof.  We encourage you to read the proxy statement carefully.

By the Order of the Board of Directors
/s/ Judith A. Hunsicker
Bethlehem, Pennsylvania	Judith A. Hunsicker
May 6, 2016	Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 16, 2016.  This notice, the proxy statement, proxy card and our 2015 Annual Report are available at: http://materials.proxyvote.com/290791.

i

PROXY STATEMENT

100 Gateway Drive, Suite 100

Bethlehem, Pennsylvania 18017

(610) 882-8800

May 6, 2016

Annual Meeting Information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Embassy Bancorp, Inc. (the “Company”) for use at the Company’s Annual Meeting of Shareholders to be held on Thursday, June 16, 2016 at 5:30 p.m. E.D.T. at the Best Western Lehigh Valley Hotel and Conference Center at 300 Gateway Drive, Bethlehem, Pennsylvania.  This proxy statement and the accompanying proxy are first being mailed to shareholders of the Company on or about May 6, 2016.

Who is entitled to vote?

Holding the Company’s common stock on April 18, 2016, the record date, entitles the holder to attend and vote at the meeting.  On the record date, 7,413,481 shares of the Company’s common stock were outstanding.  Each share of the Company’s common stock entitles its holder to one vote on all matters presented at the meeting, except for the election of directors, where shareholders have the right to vote cumulatively.  See “What vote is required to approve each proposal?” below.

On what am I voting?

You will be asked to elect four (4) Directors as Class 3 Directors to serve for three-year terms expiring in 2019; to approve an amendment to the Company’s Articles of Incorporation to eliminate cumulative voting in the election of Directors; to approve an advisory, non-binding resolution regarding executive compensation; to approve the Embassy Bancorp, Inc. Employee Stock Purchase Plan  and to ratify the selection of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.  The Board of Directors is not aware of any other matters to be presented for action at the annual meeting.  If any other matter requiring a vote of the shareholders would be presented at the meeting, the proxies will vote according to the directions of the Company’s Board of Directors.

How does the Board of Directors recommend I vote on the proposals?

The Board of Directors recommends that you vote:

•	“FOR” the election of each of the nominees for Director listed in this proxy statement;
•	“FOR” the approval of the amendment to the Company’s Articles of Incorporation to eliminate cumulative voting in the election of Directors;
•	“FOR” the approval of the advisory, non-binding resolution regarding executive compensation;
•	“FOR” the approval of the Employee Stock Purchase Plan attached as Annex A to this proxy statement; and
•	“FOR” the ratification of the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

How do I vote?

There are two methods.  You may vote by completing and returning the enclosed proxy card or by attending the annual meeting and voting in person.

If you sign your proxy card but do not make any selections, your proxy will vote “FOR” the election of each of the nominees for Director listed in this proxy statement; “FOR” the approval of the amendment to the Company’s Articles of Incorporation to eliminate cumulative voting in the election of Directors; “FOR” the approval of the advisory, non-binding resolution regarding executive compensation; “FOR” the approval of the Employee Stock Purchase Plan; and “FOR” the ratification of the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

How do I change my vote?

If you give the proxy we are soliciting, you may revoke it at any time before it is exercised:

•	by signing and returning a later-dated proxy; or
•	by giving written notice to Embassy Bancorp, Inc., 100 Gateway Drive, Suite 100, Bethlehem, PA 18017, Attention: Judith A. Hunsicker, Corporate Secretary; or
•	by voting in person at the annual meeting after giving written notice to Judith A. Hunsicker, Corporate Secretary.

A shareholder whose shares are held in “street name” should follow the instructions of his or her broker regarding revocation of proxies.  You should note that your presence at the meeting without voting in person will not revoke an otherwise valid proxy.

What is a quorum?

The presence, in person or by proxy, of holders of at least a majority of the outstanding shares of common stock of the Company is necessary to constitute a quorum at the annual meeting.  There must be a quorum for business to be transacted at the meeting.  Abstentions are counted for purposes of determining the presence or absence of a quorum, but are not considered a vote cast under Pennsylvania law.  Brokers holding shares in “street name” for their customers are generally not entitled to vote on certain matters unless they receive voting instructions from their customers.  Such shares for which brokers have not received voting instructions from their customers are called “broker non-votes.”  Under Pennsylvania law, broker non-votes will be counted to determine if a quorum is present with respect to any matter to be voted upon by shareholders at the meeting only if such shares have been voted at the meeting on a matter other than a procedural motion.

As of April 18, 2016, the record date, 7,413,481 shares of common stock were issued and outstanding.  The holders of a majority of the outstanding shares, or at least 3,706,741  shares, must be present in person or represented by proxy in order to establish a quorum.

What vote is required to approve each proposal?

Election of Directors

Assuming the presence of a quorum, the four (4) nominees for Class 3 Director receiving the highest number of votes cast by shareholders entitled to vote for the election of Directors shall be elected. Votes withheld and broker non-votes will count neither for nor against the election of a nominee.  Shareholders are permitted to vote cumulatively in the election of Directors only.  This means that a shareholder may multiply the number of shares held by the number of Directors to be elected and cast the total number of votes so obtained for any one candidate or to divide such votes among the candidates in any manner the shareholder desires.  To exercise cumulative voting rights via proxy, the shareholder must follow the instructions on the proxy card, including checking the box indicating that he or she is exercising cumulative voting and writing the number of shares to be voted for nominees.  A shareholder may also exercise cumulative voting rights by voting his shares by ballot at the annual meeting. The nominees who receive the most votes will be elected. In the case where a proxy is signed but not marked, the proxy will not be voted cumulatively; shares will be voted for all nominees.  If any nominee should refuse or be unable to serve, the proxy will be voted for such other person as shall be designated by the Board of Directors.  The Company has no knowledge that any of the nominees will refuse or be unable to serve.

Other Proposals

Under the Bylaws of the Company, unless otherwise provided by law, a majority of votes cast by shares present, in person or by proxy, is necessary to approve other routine proposals or business properly presented at the meeting, including without limitation, the proposed amendment to the Company’s Articles of Incorporation; the resolution regarding executive compensation; the Employee Stock Purchase Plan; and the ratification of the selection of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm.  Abstentions and broker non-votes will have no effect in calculating the votes on any such matters.

Who will count the vote?

The Judges of Election appointed by the Board of Directors will count the votes cast in person or by proxy at the meeting.

How are proxies being solicited?

The Company will bear its own cost of solicitation of proxies for the meeting.  In addition to solicitation by mail, the Company’s Directors, Executive Officers and employees may solicit proxies personally or by telephone, facsimile transmission or otherwise.  These Directors, Executive Officers and employees will not be additionally compensated for their solicitation efforts, but may be reimbursed for out-of-pocket expenses incurred in connection with these efforts.  The Company will reimburse brokerage firms, fiduciaries, nominees and others for their out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners of shares of common stock held in their names.

What is the deadline for shareholder proposals at next year’s annual meeting?

Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Company’s proxy statement for its 2017 annual meeting of shareholders must deliver the proposal in writing to the Secretary of Embassy Bancorp, Inc. at the Company’s principal executive offices at 100 Gateway Drive, Suite 100, Bethlehem, Pennsylvania, not later than January 6, 2017.  Under Rule 14a-4(c)(1) promulgated under the Securities and Exchange Act of 1934, as amended, if any shareholder proposal intended to be presented at the 2016 annual meeting without inclusion in our proxy statement was received at our principal executive offices after March 23, 2016, then a proxy will have the ability to confer discretionary authority to vote on the proposal.

Internet Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 16, 2016.  This proxy statement, the enclosed proxy card and our 2015 Annual Report are available at http://materials.proxyvote.com/290791.

Cautionary Statement Regarding Forward-Looking Statements

This proxy statement and the documents that have been incorporated herein by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, these statements can be identified by the use of words such as “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “target,” “will,” “would” and similar expressions. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors.  Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of our business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; difficulties in integrating distinct business operations, including information technology difficulties; volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in our filings with the Securities and Exchange Commission (the “SEC”).

Although forward-looking statements help provide additional information about us, investors should keep in mind that forward-looking statements are only predictions, at a point in time, and are inherently less reliable than historical information. You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement. We assume no obligation to update any forward-looking statement in order to reflect any event or circumstance that may arise after the date of this proxy statement, other than as may be required by applicable law or regulation.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Board of Directors

The Company’s Bylaws provide that the Company’s business shall be managed by a Board of Directors of not less than five and not more than twenty-five Directors, who shall hold office for a three year term or until their successors are duly elected and qualified.  The Board has set the number of Directors at eight (8).  Pursuant to the Bylaws, the Board of Directors is divided into three Classes: Class 1, Class 2 and Class 3, with each class serving a staggered, three year term of office and being as nearly equal in number as possible. Each of the members of the Company’s Board of Directors also serves as a Director of Embassy Bank for the Lehigh Valley, the Company’s wholly-owned bank subsidiary (the “Bank”).

Nominees for Election

The Board of Directors proposes the following four (4) nominees be elected as Class 3 Directors to hold office for a period of three (3) years and until their successors have been elected and qualified:

Bernard M. Lesavoy

David M. Lobach, Jr., Chairman

John C. Pittman

John T. Yurconic

Each of the nominees currently serves as a Class 3 Director with a term expiring in 2016.

The four (4) nominees for Director receiving the highest number of votes cast by shareholders entitled to vote for the election of Directors shall be elected.  Unless otherwise instructed, proxies received from shareholders will be voted for the election of the nominees. If the nominees should become unavailable for any reason, proxies received from shareholders will be voted in favor of substitute nominees, as the Board of Directors shall determine.  The Board of Directors has no reason to believe that the nominees will be unable to serve if elected.  Any vacancy occurring on the Board of Directors, for any reason, may be filled by a majority of the Directors then in office until the expiration of the term of the vacancy.

Shareholders are permitted to vote cumulatively in the election of Directors.  See “What vote is required to approve each proposal? – Election of Directors” above for information about how to vote your shares cumulatively.

The Board of Directors recommends a vote FOR the election of the above-named nominees for election as Directors.

Information as to Nominees and Directors

We provide below information as of the date of this proxy statement about each nominee and Director of the Company.  The information includes information each Director has given the Company about his/her age, all positions held, principal occupation and business experience for the past five years.  In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led the Board of Directors to the conclusion that the nominee should serve as a Director, the Company also believes that all of the current Directors and nominees have demonstrated good judgment, strength of character, and an independent mind, as well as a reputation for integrity and the highest personal and professional ethics. No Director of the Company is a Director of any other publicly-held company.

Nominees for Class 3 Director (Current Class 3 Directors with terms expiring in 2016)

Bernard M. Lesavoy, 57

Mr. Lesavoy is an attorney and holds a Master’s Degree in Business Administration, as well as a law degree.  He has been practicing law in the Lehigh Valley since 1987.  He is currently a member of Lesavoy Butz & Seitz LLC and heads the firm’s Corporate and Real Estate Departments.  Mr. Lesavoy concentrates his practice in business, corporate, real estate, business succession, and estate planning matters.  Mr. Lesavoy previously served on the advisory council of Ambassador Bank.  His community involvement has included, among many others, service on the boards of the Greater Lehigh Valley Chamber of Commerce, the Bar Association of Lehigh County, and the South Whitehall Township Zoning Hearing Board. The Board believes that Mr. Lesavoy’s over twenty-five years of experience practicing law in the Lehigh Valley, his knowledge and involvement within the community, and his prior service on the advisory council of a bank, well qualifies him for service as a Director of the Company.

David M. Lobach, Jr. Chairman, 66

Mr. Lobach is the President, Chief Executive Officer, and Chairman of the Company and the Bank and has served as President and Chief Executive Officer since 2008 and 2001, respectively, and Chairman since 2009. He was co-founder of the Bank.  He began his banking career in 1971. He was Executive Vice President and Chief Operating Officer of Ambassador Bank.  During his 19-year tenure with First Valley Bank prior thereto, Mr. Lobach oversaw such areas as private banking, commercial services, corporate business development, consumer lending functions, and holding company activities.  Mr. Lobach currently serves on the Board of St. Luke’s Hospital Network, previously as Chairman.  In addition, he currently serves on the boards of Northampton County Historical Society, The Seed Farm, Lehigh Carbon Community College Foundation Board and on the advisory board for Bethlehem Area Vocational Technical School.  He is a former member of the Federal Reserve Bank of Philadelphia Advisory Council.  He has taught various banking and business programs at area colleges and universities, including Lehigh, Dickinson and Rutgers.  He is a former member of the Board of Trustees of Moravian College Seminary in Bethlehem, PA. He is past vice chairman of Eastern States BankCard Association, Visa Division and has served the Lehigh Valley community as a volunteer on the boards of such organizations as Junior Achievement, Boys and Girls Club, United Way, Lehigh Valley Chamber of Commerce, State Theater, Pennsylvania Bankers Education Committee, Wellness Community (founding director) and the Lehigh Valley Community Foundation. The Board believes that Mr. Lobach’s extensive and diverse banking background and experience, as well as his extensive knowledge of and involvement in the community, well qualifies him for service as a Director of the Company.

John C. Pittman, 66

Mr. Pittman was a member of the advisory council of Ambassador Bank.  He is currently President of J.C. Pittman Inc. and owner of “The Brick Yard” in Northampton, PA.  He formerly was Chief Executive Officer of John C. Pittman/Sport Stars, Inc., an international photo manufacturing company specializing in the youth activities market.  Prior to founding his photographic business, Mr. Pittman served as an educator in the fields of science and photography.  Mr. Pittman is a member of the Amusement Ride Safety Board as an appointee of Governor Ridge and a member of the United States Selective Service System Appeal Board for the Commonwealth of PA. The Board believes that Mr. Pittman’s experience as an entrepreneur operating his business in the Lehigh Valley, in addition to his prior service as advisory council to a bank, well qualifies him for service as a Director of the Company.

John T. Yurconic, 48

Mr. Yurconic is the President of the John Yurconic Agency, a local insurance, vehicle registration and driver’s license services agency with 11 locations in Lehigh, Northampton, Schuylkill, Berks and Carbon counties. He began his insurance career in 1989 after graduating from Lafayette College. Mr. Yurconic currently serves on the board of Synergy Holdings Corp., a workmen’s compensation specialist insurance company and PA Messenger Services, Inc. (Title N Go), a software solutions corporation. Mr. Yurconic also served on the advisory council of Ambassador Bank. He currently serves on the board of the Greater Lehigh Valley Chamber of Commerce.  He has previously served as an executive board member for the Minsi Trail Council of the Boys Scouts of America and board member for St. Luke’s University Health Network Allentown Campus.  The Board believes that Mr. Yurconic’s experience in the insurance business since 1989, serving the greater Lehigh Valley community, his prior service as advisory council of a bank, and his knowledge and involvement within the community, well qualifies him for service as a Director of the Company.

Current Class 1 Directors (terms to expire in 2017)

Frank “Chip” Banko III, 57

Mr. Banko III is President of Warren Distributing Co., a wholesale distribution company with three locations in New Jersey.  He has worked in the family-owned and operated businesses since 1979, which include real estate holdings, and has a working knowledge of all aspects of those businesses.  Mr. Banko III is currently a board member of Lehigh County Agricultural Society and has previously served on the board of the Wildlands Conservancy.  The Board believes that Mr. Banko III’s experience as an entrepreneur, as well as his business knowledge, well qualifies him for service as a Director of the Company.

Geoffrey F. Boyer, CFP, 71

Mr. Boyer has been a Certified Financial Planner since 1985, with experience in financial planning, investments, insurance and banking.   Mr. Boyer is a graduate, former board member and President of Leadership Lehigh Valley and has been named to Who’s Who in Finance and Industry.  He served as a past President of the Emmaus Rotary Club. He formerly served on the Board of the Greater Lehigh Valley Chamber of Commerce and as President of the Small Business Council. With his wife, he previously served as Co-Chair of the Lehigh Valley Red Cross Clara Barton Society.  Mr. Boyer is currently President of Boyer Financial Group and serves as an officer or director of several local small businesses and charitable endeavors. The Board believes that Mr. Boyer’s years of experience in financial planning, investments and insurance, as well as his knowledge and involvement in the community, well qualifies him for service as a Director of the Company.

Current Class 2 Directors (terms to expire in 2018)

John G. Englesson, 63

Mr. Englesson is Co-Owner and Co-Founder of Integrity Business Services, LLC (Integrity SBS).  Integrity SBS provides Business Process Outsourcing Services to an assortment of companies from smaller Closely Held Businesses to Larger Publically Held Corporations.  Mr. Englesson also owns and is President of zAxis Corp., a company dedicated to advising business leaders on profitability growing their businesses.  He has served in a number of executive management positions, as well as on several boards of emerging technology businesses.  He was one of the principal owners of Chadwick Telecommunications Corporation.  Mr. Englesson has volunteered his time with numerous community organizations, including his current participation in the Allentown Economic Development Corporation as a Board Member and its Treasurer.  He has also served on the Mayor of Allentown’s Transition Team as the Chair of the Community and Economic Development Committee, the Bethlehem Economic Development Corporation as its President, the Lehigh Valley Economic Development Corporation as its Chair, the Rotary Club of Bethlehem as its President, and the American Hellenic Educational Progressive Association as its President.  The Board believes that Mr. Englesson’s entrepreneurial and technical experience, as well as his knowledge and involvement within the community, well qualifies him for service as a Director of the Company.

Patti Gates Smith, 58

Ms. Smith is the owner/consultant of GatesSmith Consulting, a company with a focus in education events and foundation management.  She was formally a School Administrator with The Lutheran Academy and also a Perinatal Clinical Nurse Specialist for Easton Hospital.  Ms. Smith is currently Chairman of the Board for Visiting Nurses Association of St. Luke’s Hospital. She is an alumnus of Leadership Lehigh Valley, Class of 1995, serving as a past President of the Alumni Association and also as a member of the Board of Directors.  Her community involvement includes such organizations as American Red Cross, as an Executive Committee Board Member; The Lutheran Academy, as Secretary of the Board; Good Shepherd Rehabilitation Hospital, as Quality Counsel Member and Concordia Lutheran Church, as a council member.  Ms. Gates was also a past board member of the Pennsylvania Perinatal Association.   The Board believes that Ms. Smith's experience in the medical field, as a provider and as an entrepreneur, as well as her knowledge and involvement within the community, well qualifies her for service as a Director of the Company.

All of the foregoing individuals have served as Directors since the organization of the Company in 2008, with the exception of Mr. Banko III (2011) and Ms. Smith (2016), and all have served as Directors of the Bank since its inception in 2001, with the exception of Mr. Yurconic (2007), Mr. Banko III (2011) and Ms. Smith. (2016).

Governance of the COMPANY

Pursuant to the Pennsylvania Business Corporation Law of 1988, as amended, and the Company’s Bylaws, the business of the Company is managed under the direction of the Board of Directors.  Members of the Board are kept informed of the Company’s business through discussions with the CEO and other Executive Officers, by reviewing materials provided to them, and by participation in meetings of the Board and its committees.

Director Independence

As of April 18, 2016, all but three members of the Board of Directors are considered independent as determined in accordance with the independence standards of the NASDAQ Stock Market.  Mr. Lobach, Chairman, President, and CEO of the Company, Bernard Lesavoy, Esquire, whose firm provides legal services to the Company and who also serves as an officer of Red Bird Associates, LLC, and Frank Banko III, who owns 45% of Red Bird Associates LLC and who receives rent from the Bank for a branch office, are not considered independent in accordance with the independence standards of the NASDAQ Stock Market. In determining the Directors’ independence, in addition to matters disclosed under “Certain Relationships and Related Transactions” below, the Board of Directors considered each Director’s beneficial ownership of Company common stock, loan transactions between the Bank and the Directors, their family members and businesses with whom they are associated, as well as any contributions made to non-profit organizations with whom they are associated.

Except with respect to the individuals noted above, in each case, the Board determined that none of the transactions impaired the independence of the Director.  For more information, please refer to “Certain Relationships and Related Transactions” below.

Leadership Structure of the Board; Lead Director

The Board has discretion to combine or separate the positions of Chairman and Chief Executive Officer of the Company. Until June of 2009, Elmer Gates served as Chairman of the Company and the Bank, while David M. Lobach, Jr. served as President and Chief Executive Officer of both entities.  In connection with the resignation of Mr. Gates from the position of Chairman of the Board, which was effective as of the conclusion of the 2009 Annual Meeting of Shareholders, the Board of Directors appointed Mr. Lobach to the additional position of Chairman, believing that his service as President and Chief Executive Officer of the Bank and the

Company since their respective inceptions, as well as his role as a co-founder of the Bank, uniquely qualified him for this role.  The Board of Directors believes that at this time, Mr. Lobach’s leadership in these capacities will ensure that management is aligned with the Board and positioned to effectively implement the business strategy endorsed by the Board.

In connection with his resignation from the position of Chairman of the Board, Mr. Gates was appointed by the Board of Directors to serve as the Company’s Lead Director.  Mr. Gates served in this position until his death in December 2015.  As of the date of this proxy statement, the Board has not appointed a Lead Director to succeed Mr. Gates.

Role of the Board of Directors in Risk Oversight

The Board is responsible for providing oversight of the Company’s risk management processes and for overseeing the risk management function of the Company.  In carrying out its responsibilities, the Board of Directors works closely with senior risk officers and meets at least bi-annually to review management’s assessment of risk exposure and the process in place to monitor and control such exposure.  In addition, the Audit Committee meets no less than quarterly to review annual and quarterly reports on Forms 10-Q and 10-K, internal audits and loan reviews, and meets in executive session with internal auditors, the Company’s principal accountants, and the Chief Financial Officer, among others, to assess risk that may affect the entire Company.

Attendance at Meetings

The Board of Directors held  twelve meetings in 2015, and meets no less frequently than on a monthly basis.

During 2015, each of the Directors attended over 75% of the aggregate of all meetings of the Board and the committees on which he served, with the exception of Mr. Banko III.

Each Director and nominee is expected to attend the annual meeting. All of the current Directors were present for the 2015 annual meeting of shareholders, with the exception of Mr. Lesavoy.

Committees of the Board of Directors

Audit Committee

The Audit Committee of the Company’s Board of Directors met four times during 2015, and operates pursuant to a written charter, a copy of which is available on the Company’s website at www.embassybank.com under “Investor Relations”. The Audit Committee is currently comprised of Messrs. Boyer, Englesson, Yurconic and Ms. Smith.    John P. Brew served as Chairman of the Audit Committee during 2015 through his retirement as a director of the Company on March 31, 2016.  As of the date of this proxy statement, the Audit Committee has not yet selected a Chairman to succeed Mr. Brew.  Messrs. Lobach and Banko III attend the committee meetings in a non-voting capacity.  All voting members of the Audit Committee are considered independent as determined in accordance with the independence standards of the NASDAQ Stock Market.

The Audit Committee is charged with providing assistance to the Board in fulfilling its responsibilities to the shareholders in the areas of financial controls and reporting.  Principally, these responsibilities entail assessing the effectiveness of the internal control system over financial reporting, reviewing adherence to policies and procedures and assuring the safeguarding of all Company assets and the accuracy of the Company’s financial statements and reports.  In so doing, it is the responsibility of the Audit Committee to monitor and maintain the lines of communications between the Board of Directors, external auditors, internal auditors and the senior management of the Company.  The external auditor shall be ultimately accountable to the Audit Committee. Additionally, the Company’s independent registered public accounting firm has unrestricted access to the Audit Committee.

 Prior to his retirement, Mr. Brew was determined by the Board of Directors to be an “audit committee financial expert” as defined in SEC Regulation S-K.  In light of Mr. Brew’s recent retirement, the Board is currently evaluating whether any of the current members of the Audit Committee meets the criteria for being deemed an audit committee financial expert.

For further information regarding the Audit Committee, see the discussion under the caption: “Report of Audit Committee” below.

Other Committees; Personnel Committee

The Company does not have any other standing committees.

The Bank’s Personnel Committee performs the functions of a compensation committee.  When acting in such capacity, the duties of the Personnel Committee are as follows: to establish the compensation of officers and employees of the Company and Bank; to examine periodically the compensation structure of the Company; and to supervise welfare, pension and other compensation plans of the Bank and the Company.  With respect to the compensation of the Company’s Named Executive Officers, (identified below), the Personnel Committee recommends to the full Board of Directors for its approval the compensation (both salary and bonus) of such persons based on, among other things, the following factors: the overall performance of the Company for the prior year; the amounts allocated in the Company’s budget toward compensation; and its review of the individual performance of the Named Executive Officers.  The Personnel Committee delegates to the Named Executive Officers the authority to establish the compensation of all other employees of the Company, within the parameters established by the Committee.

The Company did not engage the services of a compensation consultant in 2015.  As a member of the Personnel Committee, as well as President and Chief Executive Officer, Mr. Lobach abstains from all voting and discussion with respect to matters pertaining to the compensation of the Named Executive Officers.  The Personnel Committee does not operate under a formal charter.

Nominating Process

The Company’s Board of Directors does not have a standing nominating committee.  The Bank’s Personnel Committee, however, reviews the qualifications of and makes recommendations to the Board of Directors of the Company regarding potential candidates to be nominated for election to the Board of Directors.  The Personnel Committee is currently comprised of the following Directors: Messrs. Lesavoy and Lobach.    Former Lead Director, Mr. Gates, served as Chairman of the Personnel Committee until his death in December 2015, and former Director Brew served on the Personnel Committee during 2015 through his retirement on March 31, 2016.

The Personnel Committee does not have a charter.  It considers the nomination of all candidates for Director on a case-by-case basis.  The factors considered by the Personnel Committee include a candidate’s education, business and professional background and experience, banking experience, character and integrity.  Additionally, the Company’s Bylaws require that every Director be a shareholder of the Company.

Due to the infrequency of nominations, the Company does not have a written policy with respect to the nomination of candidates by shareholders; however, in considering nominations for Director, its policy is to not distinguish between nominations recommended by shareholders and those recommended by the Personnel Committee.  If any shareholder wishes to recommend any candidate for nomination to the Board, he or she should submit the name of such person to the Personnel Committee at the address shown on the cover page of this proxy statement.  In order to be considered for nomination in connection with the next annual meeting of shareholders, such name and the candidate’s principal occupation, business and professional background, education and banking experience should be provided to the Personnel Committee on or before the deadline for submitting proposals for inclusion in the Company’s proxy statement for its next annual meeting.

Shareholder Communications

The Board of Directors does not have a formal process for shareholders to send communications to the Board of Directors.  Investors wishing to communicate with the Board or any member may do so by addressing any communication, care of the Board or any Director, to the Company at the address shown on the first page of this proxy statement.

Code of Conduct (Ethics)

The Board of Directors has adopted a Code of Conduct (Ethics) policy governing the Company’s Directors, Executive Officers and employees.  The Code of Conduct governs such matters as conflicts of interest and use of corporate opportunity, financial reporting, violation of the Company’s policies, and the like.  A copy of the Code of Conduct (Ethics) policy is available on the Company’s website at www.embassybank.com under “Investor Relations”.

Certain Relationships and Related Transactions

The Board of Directors of the Company has instituted a policy in connection with extensions of credit by the Bank to any director, officer or employee of the Company or Bank, or to any business entity in which a Director, officer or employee of the Company or Bank has a direct or indirect interest.  These extensions of credit shall only be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons, and in the opinion of management do not involve more than the normal risk of collection or present other unfavorable features.  At December 31, 2015, total loans and commitments of approximately $4.9 million were outstanding to our Executive Officers, Directors, and their affiliated businesses, which represented approximately 7.20% of our shareholders’ equity at such date.

In January 2003, an investment group comprised of insiders of the Company formed Red Bird Associates, LLC (“Red Bird”) for purposes of purchasing the office building in which the principal offices of the Bank and Company are located.  Red Bird purchased the property subject to the existing leases of all tenants in the building, including the Bank.  The previous owner of the building was unrelated to the Company, the Bank or any of the Directors.  The original terms for the Bank’s lease were negotiated with the former owner in the year 2000.  In 2012, the Bank and Red Bird agreed to extend the term through February 28, 2017 on terms comparable for similar space in the Lehigh Valley area. Red Bird received rents for the Gateway Drive location totaling $365,964 during 2015 and the Bank has an outstanding lease commitment to pay $435,000 over the remaining term of the lease.  Red Bird also owns 5,600 shares of Company common stock. The following Directors and Executive Officers of the Company currently hold equity interests in Red Bird: Mr. Banko III, Mr. Boyer, Ms. Hunsicker, Mr. Lesavoy, Mr. Lobach, and Mr. Pittman.

In March 2006, the Bank entered into a lease agreement with former Director Frank Banko providing for the lease of 2,918 square feet of first floor office space for the purpose of opening a branch at 925 W. Broad St. in Bethlehem, which lease is now held by Director Frank Banko III. Prior to its execution, the Bank obtained a third party valuation of the market rent for the space and believes that the rental terms are fair, reasonable and comparable to the terms for similar space in the Lehigh Valley area. During 2015, the Bank paid $45,000 for rent of the West Broad St., Bethlehem, location and has an outstanding lease commitment to pay $241,000 over the remaining term of the lease.

Bernard M. Lesavoy, Esquire, serves as a Director of the Company and the Bank and is currently a principal of Lesavoy Butz & Seitz LLC.  Lesavoy Butz & Seitz LLC provides legal services to the Company and the Bank.  In 2015, the Company and the Bank paid $100,443 to Lesavoy Butz & Seitz LLC in consideration for such services.

Pursuant to the Company’s Code of Conduct (Ethics), the Board is responsible for overseeing transactions between the Company and/or the Bank and any of its affiliated parties, including Directors and Executive Officers.  In accordance therewith, each of the foregoing transactions was approved by a majority of the disinterested Directors then in office.  It is the policy of the Company to ensure that transactions with affiliates are conducted on an arm’s length basis.

Executive Officers

We identify below each of the Executive Officers of the Company and the Bank, their age as of May 6, 2016, the position they currently hold and their professional experience.  For purposes of this proxy statement, the Executive Officers identified below constitute the “Named Executive Officers” of the Company, as determined in accordance with SEC rules.

David M. Lobach, Jr., 66

See profile set forth above under the heading “Current Class 3 Directors”.

Judith A. Hunsicker, 55

Ms. Hunsicker is the Sr. Executive Vice President and Chief Operating and Financial Officer of the Company and the Bank, serving in such capacity since the organization of the entities in 2008 and 2001, respectively. She began her banking career in 1980.  Prior to joining the Company, she was most recently a member of the senior management team of Lafayette Ambassador Bank and formerly Vice President and Chief Financial Officer of Ambassador Bank.  Prior thereto, she was an Assistant Vice President/Commercial Services at First Valley Bank.  She is a member of the Home Ownership Counseling Program of the Community Action Committee of the Lehigh Valley, and the Lehigh Valley CRA Officers Group.  She is the chairperson and member of the boards and executive committees of the Lehigh Valley Community Land Trust, and Skills USA, Lehigh Valley Council.  She also serves as secretary, board and executive committee member of Community Lenders Community Development Corporation.  She previously served on the finance committee and as Board President of the Neighborhood Housing Services of the Lehigh Valley.  She was previously a board member or volunteer with such organizations as the Bethlehem YMCA, New Bethany Ministries, Minsi Trails Council of the Boy Scouts of America, Lehigh Valley Coalition of Affordable Housing, and Junior Achievement of the Lehigh Valley.

James A. Bartholomew, 62

Mr. Bartholomew serves as Executive Vice President of the Company and the Bank, as well as Senior Lending Officer of the Bank.  He began his banking career in 1974.  Prior to joining the Bank at its inception in November, 2001, he was a Senior Vice President and Territory Sales Manager with PNC Bank (1992 to 2001), a Division Manager of Bank of Pennsylvania (1989 to 1992) and held various positions leading to Vice President at First Valley Bank (1974 to 1989).  He has previously served as Chairman of the Board of Lehigh Valley Economic Development Corporation and on their Board of Directors.  He has also served in the past as a Foundation Board Member at Bethlehem Catholic High School and Northampton Community College, and participated on the boards of the Allentown Boys Club, Hispanic American Organization and Allentown Economic Development Corporation.

INFORMATION CONCERNING SHARE OWNERSHIP

Beneficial ownership of shares of the Company’s common stock is determined in accordance with SEC Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, in which the person has or shares:

•	Voting power, which includes power to vote or to direct the voting of the stock;
•	Investment power, which includes the power to dispose or direct the disposition of the stock; or
•	The right to acquire beneficial ownership within 60 days after April 18, 2016.

Beneficial Ownership of Principal Holders

The following table shows, to the best of the Company’s knowledge, those persons or entities, who owned of record or beneficially, on April 18, 2016, more than 5% of the Company’s outstanding common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock		Percentage of Common Stock Beneficially Owned

Frank Banko III	500,754	(1)	6.66%
c/o Embassy Bancorp, Inc.
100 Gateway Drive, Suite 100
Bethlehem, PA 18017

David M. Lobach, Jr.	422,686	(2)	5.62%
c/o Embassy Bancorp, Inc.
100 Gateway Drive, Suite 100
Bethlehem, PA 18017

(1) Includes 2,475 shares held by spouse and 2,543 shares attributable to Mr. Banko's interest in Red Bird.

(2) Includes 3,000 shares held jointly with spouse; 45,869 shares held by spouse; 193 shares held jointly with son; 153 shares held as custodian under UGMA for granddaughter; 618 shares attributable to Mr. Lobach's interest in Red Bird; and 61,162 shares issuable pursuant to presently exercisable stock options.

Beneficial Ownership of Executive Officers and Directors

The following table sets forth, as of April 18, 2016, and from information supplied by the respective persons, the amount and the percentage, if over 1%, of the common stock of the Company beneficially owned by each Director, each nominee for Director, each of the Named Executive Officers and all Executive Officers and Directors of the Company as a group.

Name of Individual or Identity of Group	Amount and Nature of Beneficial Ownership (1)		Percent of Class

Directors and Named Executive Officers
Frank Banko III	500,754	(2)	6.66%
James R. Bartholomew	21,744	(3)	*
Geoffrey F. Boyer	104,445	(4)	1.39%
John G. Englesson	86,278	(5)	1.15%
Judith A. Hunsicker	77,359	(6)	1.03%
Bernard M. Lesavoy	151,391	(7)	2.01%
David M. Lobach, Jr.	422,686	(8)	5.62%
John C. Pittman	370,884	(9)	4.93%
Patti G. Smith	242,510	(10)	3.23%
John T. Yurconic	24,406	(11)	*

All Executive Officers, Directors and Nominees as a Group (10 Persons)	2,002,457		26.64%
* Indicates beneficial ownership of less than 1%
(1) Unless otherwise indicated, to the knowledge of the Company, all persons listed have sole voting and investment power with respect to their shares of Company common stock, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the SEC, the number of shares of common stock deemed outstanding includes shares issuable pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of April 18, 2016 (“presently exercisable stock options”), in the amount of 102,128. Amounts reported in this column also include shares attributable to the respective person as a result of their ownership interest in Red Bird
Associates, LLC. Fractional shares beneficially owned by such individuals have been rounded down to the number of whole shares beneficially owned. Beneficial ownership may be disclaimed as to certain of these shares.
(2) Includes 2,475 shares held by spouse and 2,543 shares attributable to Mr. Banko's interest in Red Bird.
(3) Includes 2,718 shares held jointly with spouse; 61 shares held by spouse as custodian for grandson; and 60 shares held by spouse as custodian for granddaughter.
(4) Includes 5,276 shares held by spouse; 12,238 shares held as custodian under UGMA; and 206 shares attributable to
Mr. Boyer's interest in Red Bird.
(5) Includes 3,627 shares held by spouse and 2,840 shares held by spouse under UGMA.
(6) Includes 52 shares held jointly with spouse; 51 shares held by son; 40 shares attributable to Ms. Hunsicker's interest in Red Bird;
and 40,966 shares issuable pursuant to presently exercisable stock options.
(7) Includes 82,479 shares held jointly with spouse; 3,077 shares held by spouse; 22,662 held as custodian under UGMA; and
412 shares attributable to Mr. Lesavoy's interest in Red Bird.
(8) Includes 3,000 shares held jointly with spouse; 45,869 shares held by spouse; 193 shares held jointly with son; 153 shares held as custodian under UGMA for granddaughter; 618 shares attributable to Mr. Lobach's interest in Red Bird; and 61,162 shares issuable pursuant to presently exercisable stock options.
(9) Includes 5,555 shares held by spouse; 150 shares held by spouse as custodian under UGMA; and 618 shares attributable to Mr. Pittman's interest in Red Bird.
(10) Includes 236,289 shares held as trustee of Ms. Smith's living trust and 3,154 shares held as trustee of the Elmer D. Gates revocable trust.
(11) All Shares held jointly with spouse.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (referred to herein as the “Exchange Act”), requires Directors, Executive Officers and persons who beneficially own more than 10% of the Company’s issued and outstanding common stock to file initial reports of ownership and reports of changes in beneficial ownership with the SEC.  Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file.

The Company believes that during the period January 1, 2015 through December 31, 2015, its Directors, Executive Officers and greater than 10% beneficial owners timely filed all reports required under Section 16(a) of the Exchange Act.

INFORMATION CONCERNING COMPENSATION

Compensation Philosophy

The Board of Director’s annual compensation decisions are the product of a multi-step process.  Annual salary adjustments are determined in light of budgetary constraints and overall performance.  Both cash and equity bonuses are completely discretionary and based upon an evaluation of both the employee’s and Company’s overall performance for the prior year.

In determining the amounts to be allocated toward compensation in the Company’s annual budget, generally, as well as the compensation to be paid to the Named Executive Officers, specifically, the Board of Directors and Personnel Committee have always placed a strong emphasis on the overall performance of the Company, its efficiency ratio (e.g., noninterest expense divided by total revenue (net interest income plus noninterest income)), and the productivity ratios of total assets to employee, total loans to employee, total deposits to employee, and net income to employee (the “employee ratios”).  The Board believes that the efficiency ratio and employee ratios are particularly important in determining compensation because it views such ratios as reasonable indicators of individual and team efforts.  The Board also believes in running the Company for the long term and looks toward its management team to lead the Company’s future growth.

For the year ended December 31, 2015, the Company’s team productivity benchmarks or employee ratios were in the very top quartile of performance in comparison to those institutions that the Company considers its peers (e.g., a total of 28 Pennsylvania financial institutions with total assets ranging from $500 million to $1.1 billion).  Importantly, it should be noted that those financial institutions the Company considers its peers have 68% greater overall average salary and benefit costs as a percent of average assets than that of the Company’s. When one considers this fact together with the return on investment on an employee-by-employee basis, as indicated by the employee ratios, the Board feels strongly that employees are fairly compensated for their efforts.  In other words, because the Company has fewer employees supporting a greater number of assets, loans, deposits, and net income than the average of its peers, it is beneficial for the Company to pay such employees for their high level of expectations and resulting performance.

         The Board of Directors believes that its compensation philosophy and the resultant compensation paid to the Company’s employees, and the programs and practices on which such compensation decisions are based, are reasonable and do not present any risks that are reasonably likely to have a material adverse effect on the Company.

More specifically, with respect to risk management, the Board believes that by allocating a significant percentage of an employee’s total compensation to salary, not linking annual incentive compensation to pre-determined annual performance criteria, and rewarding employees for their efforts on an employee-by-employee basis, the Company’s compensation program is fair to the Company and the employee, and any incentive for an employee to take unnecessary and excessive risk is adequately minimized.

Finally, and most importantly, the Board believes that its approach to compensation has enabled the Company to enjoy a stable team of highly engaged banking professionals who have continued to fine tune the Company’s unique business model, culture, and resulting performance.

Director Compensation

Director Summary Compensation Table

The following table summarizes the compensation paid by the Company to Directors for the fiscal year ended December 31, 2015, for services rendered in 2014, other than David M. Lobach, Jr., who did not receive compensation as a Director.

Name	Fees Earned or Paid in Cash	Stock Awards	Non-equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (1)	Total
Frank Banko III	$6,881.70	$6,868.05	$-	$-	$28.00	$13,777.75
Geoffrey F. Boyer	7,749.10	7,733.15	-	-	-	15,482.25
John P. Brew	8.00	13,820.50	-	-	33.00	13,861.50
Robert P. Daday (2)	7,597.55	7,585.45	-	-	-	15,183.00
John G. Englesson	9.40	15,740.60	-	-	39.00	15,789.00
Elmer D. Gates (3)	7,451.20	7,448.30	-	-	-	14,899.50
M. Bernadette Holland (4)	6,944.40	6,931.35	-	-	-	13,875.75
Bernard M. Lesavoy	7,597.55	7,585.45	-	-	27.00	15,210.00
John C. Pittman	7,320.60	7,311.15	-	-	53.00	14,684.75
John T. Yurconic	1.40	15,213.10	-	-	16.00	15,230.50

(1) Includes bank owned life insurance "BOLI" purchased by the Company on certain of its employees and directors.
(2) As previously reported, Mr. Daday served as a director until his death on November 25, 2015.
(3) As previously reported, Mr. Gates served as a director until his death on December 14, 2015.
(4) As previously reported, Ms. Holland served as a director until her resignation on February 16, 2015.

Non-employee Director Compensation Program

Pursuant to the Company’s Non-employee Director Compensation Program for fiscal year 2015, each non-employee Director of the Company was entitled to receive annual compensation in the amount of $16,750, payable at the election of the Director, in shares of Company common stock or a combination of cash and Company common stock; provided, that the cash portion of any such election shall be limited to fifty percent (50%) of the total amount of the annual fee.  On November 20, 2015, the Board approved an increase to the annual compensation paid to each non-employee Director of the Company to $18,000 effective with the 2016 fiscal year.  Company common stock issued in payment of the annual fee is issued pursuant to the Embassy Bancorp, Inc. 2010 Stock Incentive Plan.

In order for a Director to be eligible to receive the annual fee, a Director must have attended at least seventy-five percent (75%) of all meetings of the Board of Directors and of the committee(s) on which he or she serves held during the subject year.  In the event that the Director attends at least seventy-five percent (75%), but less than one hundred percent (100%), of all such meetings held during a subject year, the annual fee will be prorated accordingly.  For example, if a Director attended eighty percent (80%) of all meetings of the Board and of the committee(s) on which he or she serves held in 2015, he or she would be entitled to receive an annual fee equal to eighty percent (80%) of $16,750, or $13,400. If a Director attended seventy four percent (74%) of all such meetings held in 2015, he or she would not be entitled to receive the annual fee.

Equity Incentive Plan

Non-employee Directors of the Company and the Bank remain eligible to participate in the Embassy Bancorp, Inc. 2010 Stock Incentive Plan.  For information regarding the 2010 Stock Incentive Plan, see “Executive Compensation – Equity Incentive Plans” below.

Executive Compensation

Summary Compensation Table

The table below sets forth the compensation awarded to, earned by, or paid to each of the Named Executive Officers for the year ended December 31, 2015 and the prior fiscal year. While employed, executives are entitled to base salary, participation in the executive compensation programs identified below, and other benefits common to all employees of the Bank.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Stock Awards ($)(2)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
David M. Lobach	2015	$500,137	$95,500	$26,847	$2,725	$141,939	$22,794	$789,942
CEO, President and Chairman	2014	$471,827	$90,000	$57,748	$-	$548,953	$29,204	$1,197,732
Judith A. Hunsicker	2015	$334,226	$63,500	$17,978	$796	$91,860	$9,757	$518,117
COO, CFO and Senior Executive VP	2014	$315,308	$60,000	$38,590	$-	$103,248	$9,885	$527,031
James R. Bartholomew	2015	$253,612	$48,250	$-	$403	$142,857	$6,300	$451,422
Executive Vice President and SLO	2014	$239,257	$45,500	$-	$-	$156,149	$9,063	$449,970
(1) Option awards are valued based upon the Black-Scholes option valuation model. The actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model. The assumptions underlying the Black-Scholes model are set forth in footnote 11 to our consolidated financial statements in our Annual Report on Form 10-K.
(2) Restricted stock units granted to employees are valued at the date of the grant based on the fair market value of the Company's stock at the date of the grant and are recognized in compensation expense over the service period, which is generally the vesting period.
(3) Includes Deferred Salary Savings Plan (401 (k)) company matching contributions, life insurance premiums, and personal use of company vehicle.

The current annual salaries of the Named Executive Officers are: Mr. Lobach - $532,646; Ms. Hunsicker - $355,951;  and Mr. Bartholomew - $270,097.

In 2003, the Bank adopted a 401(k) Plan for all of its employees, including the above Named Executive Officers.  The Plan provides that the Bank will contribute 50% of the contribution made by each employee, with the Bank’s contribution not to exceed 4% of compensation.  The Bank’s contribution to each of the Named Executive Officers is included in the table above in the column titled “All Other Compensation”.

In addition to the above described compensation, Executive Officers of the Company, as well as all other employees of the Company and the Bank, receive a benefit package consisting of hospitalization and health insurance coverage, optical and dental coverage, disability benefits and life insurance in the amount of  three times annual salary in the event of death while employed. The Named Executive Officers each have employment agreements and supplement executive retirement plan agreements, as described below under “Agreements with Executive Officers,” and are eligible to participate in the Company’s 2010 Stock Incentive Plan, also described below.

Outstanding Equity Awards at Fiscal Year End Table

The following table sets forth information concerning the grant and exercise of stock options and the grant of restricted stock awarded to the Company’s Named Executive Officers.  Stock options were not awarded in 2015 and no stock options were awarded from 2006 through 2011.  In December 2015, the Company issued an aggregate 23,007 restricted stock awards to Mr. Lobach, Ms. Hunsicker and Mr. Bartholomew (19,063, 2,619 and 1,325 shares each, respectively) pursuant to the Company’s 2010 Stock Incentive Plan.  Of these restricted stock awards, 7,864 awards vest ratably in three annual installments, the remaining 15,143 awards vest ratably in nine annual installments.

Outstanding Equity Awards at Fiscal Year End
As of 12-31-15

		Option Awards				Stock Awards
Name and Principal Position	Year	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Option Exercise Price ($)	Option Expiration Date	Shares That Have Not Vested	Stock Award Grant Date	Market Value of Shares That Have Not Vested ($)	Stock Expiration Date	Unearned Shares, Units or Other Rights that Have Not Vested (#)	Market Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
David M. Lobach
CEO, President and	2015	-	-	$-	N/A	19,063	12/23/2015	$208,740	N/A	N/A	N/A
Vice Chairman	2014	5,927	11,854	7.51	01/17/23	N/A	N/A	N/A	N/A	N/A	N/A
	2013	11,885	5,943	7.00	02/22/22	N/A	N/A	N/A	N/A	N/A	N/A
	2012	31,480	-	7.00	02/17/21	N/A	N/A	N/A	N/A	N/A	N/A
	Total	49,292	17,797	$7.14		19,063		$208,740
Judith A. Hunsicker
COO, CFO and	2015	-	-	$-	N/A	2,619	12/23/2015	$28,678	N/A	N/A	N/A
Senior Executive VP	2014	3,961	7,921	7.51	01/17/23	N/A	N/A	N/A	N/A	N/A	N/A
	2013	7,943	3,971	7.00	02/22/22	N/A	N/A	N/A	N/A	N/A	N/A
	2012	21,131	-	7.00	02/17/21	N/A	N/A	N/A	N/A	N/A	N/A
	Total	33,035	11,892	$7.13		2,619		$28,678
James R. Bartholomew
Executive Vice President	2015	-	-	$-	N/A	1,325	12/23/2015	$14,509	N/A	N/A	N/A
and SLO	2014	-	-	-	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2013	-	-	-	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2012	-	-	-	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total	-	-	$-		1,325		$14,509

The Company does not currently maintain any non-qualified contributory deferred compensation plans in which its Named Executive Officers participate.

Agreements with Executive Officers

Employment Agreements

The Bank is party to an employment agreement, dated January 2006, with David M. Lobach, Jr., who is Chairman, President and Chief Executive Officer of the Company and the Bank. As amended, the agreement provides for perpetual employment until Mr. Lobach reaches the age of seventy, unless terminated for “cause” or otherwise as outlined in the agreement.  Mr. Lobach currently receives an annual salary of $532,646, plus a bonus which shall not exceed 30% of his salary, as may be awarded by the Board of Directors.  Mr. Lobach’s salary may be adjusted as mutually agreed by Mr. Lobach and the Bank. Mr. Lobach’s contract further provides for the annual award of stock options with market value of not less than 30% of his salary. Mr. Lobach’s contract also provides that in the event his employment terminates as a result of a change in control of the Company or Bank, he will receive 500% of his base salary and bonus in five annual payments and his health and other fringe benefits shall be continued for five years, in exchange for restrictive covenants which prohibit him from entering into business relationships which infringe on the operation of the Bank.  See “Change in Control Provisions” below.

The Bank is party to an employment agreement, dated January 2006, with Judith A. Hunsicker, who is Sr. Executive Vice President, Chief Operating and Financial Officer of the Company and the Bank. As amended, the agreement provides for perpetual employment until Ms. Hunsicker reaches the age of seventy, unless terminated for “cause” or otherwise as outlined in the agreement.  Ms. Hunsicker currently receives an annual salary of $355,951, plus a bonus which shall not exceed 30% of her salary, as may be awarded by the Board of Directors.  Ms. Hunsicker’s salary may be adjusted as mutually agreed by Ms. Hunsicker and the Bank. Ms. Hunsicker’s contract further provides for the annual award of stock options with market value of not less than 30% of her salary. Ms. Hunsicker’s contract also provides that in the event her employment terminates as a result of a change in control of the Company or Bank, she will receive 500% of her base salary and bonus in five annual payments and her health and other fringe benefits shall be continued for five years, in exchange for restrictive covenants which prohibit her from entering into business relationships which infringe on the operation of the Bank.  See “Change in Control Provisions” below.

The Bank is party to an employment agreement, dated February 2009, with Mr. Bartholomew, who is Executive Vice President of Commercial Lending. As amended, the agreement provides for a three year term with successive one year extensions, and at such salary and bonuses as shall be agreed by Mr. Bartholomew and the Bank. Mr. Bartholomew currently receives an annual salary of $270,097 and a bonus as may be awarded by the Board of Directors. Mr. Bartholomew’s contract also provides that in the event his employment terminates as a result of a change in control of the Company or Bank, he will receive 300% of his base salary in a lump sum and his health and other fringe benefits shall be continued for one year, in exchange for restrictive covenants which prohibit him from entering into business relationships which infringe on the operation of the Bank.  See “Change in Control Provisions” below.

Mr. Lobach and Ms. Hunsicker’s employment agreements are automatically renewed, in perpetuity, until the age of 70, unless earlier terminated (1) by the Bank for cause, (2) by voluntary resignation or disability of the executive, (3) upon written notice from the Board of Directors for any other reason, with such termination effective five years from the date of notice, or (4) under the change in control provisions discussed below. Mr. Bartholomew’s employment agreement is for a three year term beginning February 2009, and thereafter automatically continues such that there is never less than three years remaining in the agreement, unless terminated upon prior notice.

Because potential payments to be made to the foregoing executives in connection with a change in control of the Company would subject the executives to a 20% excise tax as a golden parachute, the executives will be entitled to receive an additional gross up payment under the employment agreements equal to the total excise tax imposed. In the event such payments are made, the Internal Revenue Code and regulations promulgated thereunder provide that the golden parachute payment and tax gross up payment would not be deductible by the Company.

Supplemental Executive Retirement Plans

The Bank has entered into Supplemental Executive Retirement Plan agreements (“SERPs”) with Mr. Lobach which provide for the payment of benefits upon retirement.  Benefits accrue through a normal retirement age of 65.  Currently, the SERPs provide for the Bank’s annual payment of $283,096 to Mr. Lobach, of which $140,000 in benefits accrue through a normal retirement age of 65 and $143,096  in benefits accrue through a normal retirement age of 70, and are payable upon retirement after he reaches the specified normal retirement age.  Lesser benefits are provided for retirement prior to the specified normal retirement age.  The annual benefit is payable in equal monthly installments continuing for a period of fifteen (15) years.

The Bank has also entered into SERPs with Ms. Hunsicker and Mr. Bartholomew, which provide for the Bank’s annual payment of $200,685 to Ms. Hunsicker upon her retirement after reaching age 65 and $127,129 to Mr. Bartholomew of which $119,629 in benefits accrue through a normal retirement age of 65 and $7,500 in benefits accrue through a normal retirement age of 70 and are payable upon retirement after he reaches the specified normal retirement age. Lesser benefits are provided for retirement prior to age 65. The annual benefit is payable in equal monthly installments continuing for a period of fifteen (15) years.

Pursuant to the agreements, if it is determined that any payment to be made to the foregoing executives under these agreements is subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, the amounts payable to such executive under his or her agreement will be adjusted upward such that the executive will be in the same after-tax position as if no excise tax had been imposed.

Change in Control Provisions

The aforementioned employment agreements and SERPs with the Company’s Named Executive Officers all include change-in-control provisions which are designed to (1) assure the continuity of executive management during a threatened takeover; and (2) ensure executive management is able to objectively evaluate any change in control proposal and act in the best interests of shareholders during a possible acquisition, merger or combination. The Bank designed the agreements to be part of a competitive compensation package, thereby aiding in attracting and retaining top quality executives.

For purposes of the employment agreements and SERPs, “change in control” is defined to mean a change in the ownership or effective control of the Bank or the Company, as described in Section 409A(a)(2)(A)(v) of the Internal Revenue Code of 1986, as amended.

With respect to Mr. Lobach and Ms. Hunsicker’s employment agreements, the executive is entitled to certain benefits if, at any time within two years after the change in control, any of the following triggering events occurs: (1) employment is terminated by the Bank for any reason other than cause or disability of the executive; or (2) employment is terminated by the executive for his/her reason. When a triggering event occurs following a change in control, Mr. Lobach and Ms. Hunsicker would be entitled to five times the sum of the executive’s annual base salary plus bonus, payable in five annual installments beginning on the effective date of resignation or termination, as well as health and other fringe benefits for a period of five years.

With respect to Mr. Bartholomew’s employment agreement, the executive is entitled to certain benefits if, at any time within one year after the change in control, any of the following triggering events occurs: (1) if he is discharged or resigns because the duties, position or title are materially changed, or (2) if he is relocated 50 miles beyond Routes 512 & 22 in Bethlehem, PA. When a triggering event occurs following a change in control, Mr. Bartholomew would be entitled to receive three times the sum of his annual base salary in one lump sum, payable within one year following the effective date of resignation or termination. Mr. Bartholomew would also receive health and other fringe benefits for one year.

With respect to the SERPs, if the individual’s employment with the Bank is involuntarily terminated within two years after a “Change in Control” (as defined above) of the Company, payment thereunder will commence immediately in an amount equal to the amount which would have been payable as though the executive retired from service with the Bank upon attaining normal retirement age.

If the individual is determined to be a “specified employee” (as defined in Section 409A of the Internal Revenue Code of 1986, as amended), payments to such individual pursuant to the employment agreements and SERPs, other than payments qualifying as short term deferrals or an exempt separation pay arrangement under Section 409A, shall not begin earlier than the first day of the seventh month after the date of termination.

Stock Incentive Plan

At the Company’s annual meeting on June 16, 2010, the shareholders approved the Embassy Bancorp, Inc. 2010 Stock Incentive Plan (the “SIP”).  The SIP authorizes the Board of Directors, or a committee authorized by the Board of Directors, to grant a stock award to (i) designated officers (including officers who are directors) and other designated employees at the Company and its subsidiaries, and (ii) non-employee members of the Board of Directors and advisors and consultants to the Company and its subsidiaries.  The Board of Directors believes that the SIP will cause the designated participants to contribute materially to the growth of the Company.   Awards issued under the SIP may take the form of incentive stock options as provided in Section 422 of the Internal Revenue Code of 1986, non-qualified stock options, stock appreciation rights, restricted stock and deferred stock awards.  The terms of the awards, including the vesting schedule, if any, will be determined by the Board (or committee) at the time of grant.  All options granted under the SIP will not have a term in which it may be exercised that is more than ten years from the time the option is granted.

As of April 18, 2016, the aggregate number of shares available for issuance under the SIP is  322,210.  The SIP provides for appropriate adjustments in the number and kind of shares available for issuance thereunder in order to avoid dilution in the event of merger, stock splits, stock dividends or other changes in the capitalization of the Company.  The SIP expires on June 15, 2020. In February 2016 the Company issued an aggregate of 5,934 shares of restricted stock to non-employee Directors in connection with the Non-employee Director Compensation Program.  In December 2015, the Company issued an aggregate 23,753 shares of restricted stock to certain officers of the Company pursuant to the Company’s 2010 Stock Incentive Plan.  Of these restricted stock awards granted to certain officers, 8,610 vest ratably in three annual installments, the remaining 15,143 awards vest ratably in nine annual installments. In total, options for the purchase of 112,016 shares are outstanding as of December 31, 2015 under the SIP at a weighted average exercise price of $7.14.

No awards were granted under the SIP during 2011 and 2010.

Awards issued under the SIP vest automatically upon a change in control of the Company.

PROPOSAL NO. 2

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION

TO ELIMINATE CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS

Under this Proposal No. 2, the Board of Directors is asking the shareholders of the Company to approve and adopt an amendment to the Company’s Articles of Incorporation to add a new Article THIRTEENTH that would expressly eliminate the right of shareholders to vote cumulatively in elections of Directors. The full text of proposed Article THIRTEENTH is set below under “Form of Amendment”.

Because the Company’s Articles of Incorporation do not address cumulative voting, under Pennsylvania law, shareholders of the Company have the right to vote cumulatively in the election of Directors. Cumulative voting allows each shareholder to multiply the number of shares that he or she is entitled to vote by the total number of Directors to be elected and to cast the entire number of such votes for one candidate or to distribute them among any two or more candidates. By contrast, under non-cumulative voting where each common share only has one vote, each shareholder may only cast a number of votes for each nominee up to the total number of shares held by the shareholder.

For example, under non-cumulative voting, if three Directors are to be elected, a shareholder holding 100 shares may vote up to 100 shares for each different nominee. Under cumulative voting, this same shareholder could cast 300 votes for one Director, or split up the votes in any manner he or she sees fit among the three candidates.

Cumulative voting in the election of directors was developed in the late 19th century, and, as the public securities markets developed during the 20th century, the prevalence of cumulative voting has evolved. Today, less than 5% of S&P 500, Fortune 500 and NASDAQ 100 listed companies provide for cumulative voting in the election of Directors.

The Board believes that cumulative voting permits a shareholder to influence the outcome of an election in a manner disproportionate to his or her ownership interest in the Company. Cumulative voting allows shareholders with less than a majority of the shares to determine the outcome of Director elections. The Board of Directors believes that each Director is responsible to all of the Company’s shareholders, and not just to a minority shareholder group that has cumulatively voted their shares and may have special interests contrary to those of the broader group of Company shareholders. The election of Directors who view themselves as representing a particular minority shareholder group could result in partisanship and discord on the Board, and may impair the ability of the Directors to act in the best interests of the Company and all of its shareholders. Eliminating cumulative voting diminishes the ability of minority shareholders to elect Directors in a manner disproportionate to their ownership interest.

Eliminating cumulative voting could, under certain circumstances, render more difficult or discourage a proxy contest, the assumption of control by a holder of a large block of our common shares or the removal of incumbent management. This proposal is not in response to any shareholder effort to remove any director or to accumulate the Company’s common shares to obtain control of the Company or the Board of Directors by means of a solicitation in opposition to management or otherwise. The Board is seeking to eliminate cumulative voting at this time for the reasons discussed above. This proposal is not part of a plan by the Board or management to adopt a series of antitakeover measures, and the Board does not currently intend to seek approval of any other antitakeover measures. While Pennsylvania law has so-called antitakeover statutes that are applicable to the Company, generally, other than Article NINTH of the Company’s Articles of Incorporation, which governs tender and other offers for the Company’s securities, Article ELEVENTH of the Company’s Articles of Incorporation, which requires that certain types of business combinations be approved by a super-majority vote of the shareholders of the Company, and Section 2.1 of the Company’s By-laws, which provides for a classified Board of Directors, the Company does not have any other antitakeover measures in place.

Form of Proposed Amendment

The Board of Directors proposes and recommends that the Company’s Articles of Incorporation be amended to add a new Article THIRTEENTH, to read in its entirety as follows:

Article THIRTEENTH. Cumulative voting rights shall not exist with respect to the election of directors.

If approved by the shareholders, the amendment would be effective upon the filing of an amendment to the Company’s Articles of Incorporation with the Secretary of State of the Commonwealth of Pennsylvania, anticipated to occur promptly following the annual meeting.    If the foregoing amendment is approved by the shareholders, the Board of Directors intends to approve and adopt a corresponding amendment to Section 1.6 of the Company’s Bylaws.

Vote Required for Approval

The affirmative vote of a majority of the votes cast, in person or by proxy, is required to approve the amendment to the Articles of Incorporation to eliminate cumulative voting in the election of Directors.  Abstentions and broker non-votes will have no effect in calculating the votes on this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the proposal to amend the Company’s Articles of Incorporation to eliminate cumulative voting in the election of Directors.

PROPOSAL NO. 3

ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) we are providing our shareholders an opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement, or Say-on-Pay. This vote does not address any specific item of compensation, but rather the overall compensation of our Named Executive Officers as disclosed in this proxy statement. At the 2013 annual meeting of shareholders, our shareholders voted to hold an advisory vote on executive compensation every three years. The Board affirmed the shareholders’ recommendation and will hold Say-on-Pay advisory votes on a three year basis until the next required shareholder vote on the frequency of the Say-on-Pay advisory vote, which is scheduled to be held at the 2019 annual meeting of shareholders.

We believe that our executive compensation policies and programs, which are reviewed and approved by our Personnel Committee, are designed to align our Named Executive Officers’ compensation with our short-term and long-term performance and to provide the compensation and incentives that are necessary to attract, motivate and retain key executives who are important to our continued success. The Personnel Committee regularly reviews all elements of our executive compensation program and takes any actions it deems necessary to continue to fulfill the objectives of our compensation programs. These programs have been designed to promote a performance-based culture which aligns the interests of our Named Executive Officers and other managers with the interests of our shareholders. Shareholders are encouraged to carefully review the “Executive Compensation” section of this proxy statement for a more detailed discussion of our executive compensation programs.

For the reasons discussed above, our shareholders are asked to provide their support with respect to the compensation of the Company’s Named Executive Officers by voting in favor of the following non-binding resolution:

“Resolved, that the shareholders of Embassy Bancorp, Inc. approve the compensation of the Company’s Named Executive Officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

Because this shareholder vote is advisory, it will not be binding on our Board of Directors. However, the Personnel Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required for Approval

The affirmative vote of a majority of the votes cast, in person or by proxy, is required to approve the non-binding, advisory resolution on the compensation of our Named Executive Officers.  Abstentions and broker non-votes will have no effect in calculating the votes on this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the non-binding advisory resolution approving the compensation paid to the Company’s Named Executive Officers.

PROPOSAL NO. 4

APPROVAL OF THE EMBASSY BANCORP, INC. EMPLOYEE STOCK PURCHASE PLAN

The Company is requesting that its shareholders vote to approve the Embassy Bancorp, Inc. Employee Stock Purchase Plan (the “Purchase Plan”).  The following summary of the principal features of the Purchase Plan is qualified by reference to the full text of the Purchase Plan, attached as Annex A to this Proxy Statement.

General

The Purchase Plan permits eligible employees to purchase shares of common stock directly from the Company from authorized but previously unissued shares or shares held in treasury.  The Company will use the proceeds it receives from the sale of such common stock pursuant to the Purchase Plan for general corporate purposes.  It is the Company’s intention that the Purchase Plan qualifies as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Purpose of the Purchase Plan

The purpose of the Purchase Plan is to encourage and enable employees of the Company and its subsidiaries to acquire an ownership interest in the Company through a regular investment program.  The Company believes that employees who participate in the Purchase Plan will have a closer identification with the Company by virtue of their ability, as shareholders, to participate in the Company’s growth and earnings, and will be motivated to improve their job performance accordingly.

Key Terms

The Purchase Plan is designed to meet the requirements of Code Section 423.  The following highlights the key provisions of the Purchase Plan:

Purchase Plan Effective Date:	Upon approval of the Purchase Plan by the shareholders of the Company.

Purchase Plan Term:	The Purchase Plan will remain in effect until all shares of common stock reserved thereunder have been purchased, unless terminated earlier by the Company’s Board of Directors.

Eligible Participants:

Each employee of the Company and its subsidiaries whose customary employment is more than five months in a calendar year and is scheduled to work 20 or more hours per week is eligible to participate once such employee has executed a payroll deduction authorization form.  As of the date of this proxy statement, approximately eighty-three (83)  employees would have been eligible to participate in the Purchase Plan.

Shares Authorized:	350,000 shares of Embassy Bancorp, Inc. common stock, $1.00 par value per share, subject to adjustment.

Shares Authorized as a Percent of Outstanding Common Stock	Approximately 4.7% of shares outstanding on April 18, 2016.

Purchase Price:

The purchase price for shares purchased under the Purchase Plan shall initially equal 95% of the fair market value of such shares on the date of purchase.  Accordingly, shares will be offered to eligible employees at a 5% discount.  The purchase price may be adjusted from time to time by the Board of Directors; provided, however, that the discount to fair market value shall not exceed 15%.

Share Limits Per Person:	Shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or having a fair market value of $25,000 per employee per calendar year.

Eligibility

Any employee, who, on the relevant offering date, customarily works at least five months in a calendar year and at least 20 hours per week, is eligible to participate in the Purchase Plan.  Non-employee directors of the Company are ineligible to participate.

Administration of the Purchase Plan

The Board administers the Purchase Plan in the absence of a committee appointed by the Board for such purpose.  The committee or Board, as applicable, has the authority to make a final and binding determination of all questions of, and interpretations with respect to, the operation of the Purchase Plan.

Custodian

The Company’s current registrar and transfer agent, Computershare, Inc. (“Computershare”), has been designated the initial custodian under the Purchase Plan.

Participation in the Purchase Plan

There are four consecutive quarterly offering periods under the Purchase Plan in each calendar year.  An offering period begins each January 1, April 1, July 1, and October 1 and continues until the next offering period commences.  Subject to certain limitations, an employee may begin participating in the Purchase Plan effective at the beginning of an offering period by submitting an authorization form for regular payroll deductions prior to the commencement of the next offering period.  Once enrolled in the Purchase Plan, a participant is able to purchase common stock with deductions from the participant’s pay that the Company pays in the payroll next following the commencement of the next offering period.  Once a quarterly offering period is ended, a participant is automatically enrolled in the next offering period unless such participant chooses to withdraw from the Purchase Plan (as described below).

Purchasing Stock

A participant may designate that the Company use payroll deductions to purchase stock at a rate that is at least $5.00 per pay period but not more than 10% of such participant’s base annual compensation.  Subject to certain limitations, a participant may only change the amount of pay that is deducted to purchase shares under the Purchase Plan (other than to withdraw entirely, as set forth below) once during an offering period, or can elect to have such changes be effective at the beginning of the following offering period.

On the last day of each fiscal quarter (i.e., March 31, June 30, September 30, and December 31) payroll deductions accumulated during the offering period are applied automatically to purchase common stock.  The price of each share of common stock purchased under the Purchase Plan will initially be equal to 95% of its fair market value on the purchase date.  The number of shares purchased is determined by dividing the payroll deductions for the offering period by the price paid by the participant.  All shares purchased are credited to the participant and registered in the name of the participant in an account maintained for such participant by Computershare, as custodian under the Purchase Plan.  All shares purchased under the Purchase Plan are automatically enrolled in the Company’s Dividend Reinvestment and Stock Purchase Plan, if any, and dividends declared on such shares will be reinvested in additional shares of common stock in accordance therewith.

Limitations

The Purchase Plan does not permit a participant to purchase shares under the Purchase Plan if the participant would own common stock possessing 5% or more of the total combined voting power or value of all classes of the Company’s stock.  The Purchase Plan also does not permit a participant to purchase common stock with a fair market value in excess of $25,000 in any one calendar year.  These limitations are to ensure, in part, that the Purchase Plan complies with Code requirements.

A participant does not have the rights of a shareholder until the participant actually purchases the shares of common stock, with limited exceptions in the case of his or her death.  A participant may not transfer the right to purchase stock under the Purchase Plan.

Adjustment of Shares Available for Issuance

If our shareholders approve this proposal, a total of 350,000 shares of common stock will be reserved for issuance under the Purchase Plan.

If the events of a stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, spin-off, or similar event affecting the common stock, the Board will appropriately adjust the number of shares available under the Purchase Plan.

Written Statements

Each participant will be provided with a quarterly written statement indicating the number of shares of stock purchased under the Purchase Plan for such quarter, the aggregate number of shares accumulated under the Purchase Plan, and other relevant information.

Withdrawing from the Purchase Plan

Subject to certain limitations, a participant may stop participating in the Purchase Plan at any time by providing notice in the form specified by the Company.  If a participant withdraws from the Purchase Plan, participation will end effective upon the next pay period following the Company’s receipt of notice of withdrawal.  If an employee that has previously withdrawn from the Purchase Plan wishes to resume participation, the employee must re-enroll effective beginning the next quarterly offering period.  If a participant terminates employment with the Company at any time, participation in the Purchase Plan automatically terminates.

Corporate Transactions

In the event of a merger or other corporate transaction (as defined in the Purchase Plan), each outstanding option under the Purchase Plan will be assumed or an equivalent option will be substituted by the successor Company or a parent or subsidiary of such successor Company.  In the event the successor Company refuses to assume or substitute for the options, the offering period will be shortened by setting a new purchase date and will end on the new purchase date.  The new purchase date will be prior to the proposed merger or other qualifying transaction.  The Company will notify each participant in writing at least ten business days prior to the new purchase date that the purchase date for the participant’s option has been changed to the new purchase date and that the participant’s option will be exercised automatically on the new purchase date unless the participant withdraws from the Purchase Plan prior to such date.

Termination and Amendments

The Board has the power to amend, suspend or terminate the Purchase Plan at any time, except that the Board may not, without first obtaining shareholder approval, increase the number of shares reserved under the Purchase Plan, other than as otherwise provided therein.

Certain Federal Income Tax Information

The following brief summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code.  Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of.  Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period.  If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) the excess of the fair market value of the shares at the time the option was granted over the purchase price.  Any additional gain will be treated as long-term capital gain.  If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date of the shares are purchased over the purchase price.  Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase.  The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Number of Shares Granted to Employees

Participation in the Purchase Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions.  Accordingly, future purchases under the Purchase Plan are not determinable.  No purchases have been made under the Purchase Plan since its adoption by the Board.

Vote Required for Approval

The affirmative vote of a majority of the votes cast, in person or by proxy, is required to approve the Employee Stock Purchase Plan.  Abstentions and broker non-votes will have no effect in calculating the votes on this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR approval of the Embassy Bancorp, Inc. Employee Stock Purchase Plan.

PROPOSAL NO. 5:

RATIFICATION OF INDEPENDENT registered public accounting firm

On October 1, 2014, Embassy Bancorp, Inc. (the “Company”) was notified that ParenteBeard LLC (“ParenteBeard”), the Company’s independent registered public accounting firm, merged with Baker Tilly Virchow Krause, LLP (“Baker Tilly”). Accordingly, effective October 1, 2014, ParenteBeard ceased to act as the Company’s independent registered public accounting firm and Baker Tilly was retained to act in such a capacity going forward.  The engagement of Baker Tilly as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

Prior to engaging Baker Tilly, the Company did not consult with Baker Tilly regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by Baker Tilly on the Company’s financial statements, and Baker Tilly did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

The report of independent registered public accounting firm of ParenteBeard regarding the Company’s financial statements for the fiscal years ended December 31, 2015 and 2014 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2013 and 2012, and during the interim period from the end of the most recently completed fiscal year through October 1, 2014, the date of resignation, there were no disagreements with ParenteBeard on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of ParenteBeard would have caused it to make reference to such disagreement in its reports.

The Company’s Audit Committee has recommended, and the Company’s Board of Directors has approved, the selection of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.  The Board of Directors proposes that the shareholders ratify this selection.  Representatives of Baker Tilly Virchow Krause, LLP will attend the annual meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Vote Required for Approval

The affirmative vote of a majority of the votes cast, in person or by proxy, is required to ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm.  Abstentions and broker non-votes will have no effect in calculating the votes on this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the ratification of the selection of Baker Tilly Virchow Krause, LLP as independent registered public accounting firm of the Company for the year ending December 31, 2016.

Independent Registered Public Accounting firm

The Company’s independent registered public accounting firm for the years ended December 31, 2015 and 2014 was Baker Tilly Virchow Krause, LLP and such firm is expected to be the Company’s independent registered public accounting firm for the current year.  Representatives of the firm are expected to be present at the shareholder’s meeting for questions and will be given an opportunity to make a statement if they so desire.

Pursuant to its charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm, and ensuring the independence of such firm.

Fees of Independent Public Accountants

The following fees were paid by the Company to Baker Tilly Virchow Krause, LLP and ParenteBeard LLC for services rendered in 2015 and 2014, respectively:

	2015	2014

Audit fees (1)	$78,920	$76,280
Audit -related fees (1)	2,075	-
Tax fees (2)	13,324	10,036
	$94,319	$86,316

(1) Audit fees included fees for professional services rendered for the audit of the Company's consolidated financial statements and the review of the Company's Forms 10-Q. Audit related fees included fees for services that are normally provided by Baker Tilly Virchow Krause, LLP in connection with statutory and regulatory filings that are reasonable related to the audit of the Company's financial statements. Also, fees billed for other engagements of assurance and related services by Baker Tilly Virchow Krause, LLP that are reasonably related to the performance of the audit are reported under the audit related fees section.
(2) Tax fees include fees billed for professional services rendered by Baker Tilly Virchow Krause, LLP for tax compliance or advice. These services included the preparation of the Company's 2015 and 2014 Federal
Corporate Tax Reports along with the Bank's 2015 and 2014 Pennsylvania Bank Shares Tax Returns
and New Jersey Income Tax Returns.

REPORT OF AUDIT COMMITTEE

The Audit Committee met four times during 2015.  The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2015, with the Company’s management.  In addition, the Committee has discussed with Baker Tilly Virchow Krause, LLP, the Company’s independent registered public accounting firm, the matters required to be discussed with the auditors, under PCAOB Auditing Standard No. 16, which include, among other items, matters related to the conduct of the audit of the Company’s financial statements.  The Audit Committee has also received the written disclosures and the letter from Baker Tilly Virchow Krause, LLP required by PCAOB Rule 3526, and has discussed with Baker Tilly Virchow Krause, LLP its independence from the Company and its management with regard to all services provided.

The Audit Committee has considered whether the services rendered by Baker Tilly Virchow Krause, LLP with respect to audit, audit related, tax and other fees are compatible with maintaining their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the fiscal year ended December 31, 2015, be included in the Company’s Annual Report on Form 10- K for the fiscal year ended December 31, 2015, for filing with the Securities and Exchange Commission.

The Audit Committee has adopted an Audit Committee Charter, the current version of which is available on the Company’s website at www.embassybank.com under “Investor Relations.”

March 25, 2016

John P. Brew, Chairman

Geoffrey F. Boyer

John G. Englesson

Patti Gates Smith

John T. Yurconic

ANNUAL REPORT ON FORM 10-K

The Company’s 2015 Annual Report on Form 10-K for the year ended December 31, 2015 is being mailed with this proxy statement. The Company will provide, without charge, to any shareholder requesting the same in writing, a complete copy of its Annual Report on Form 10-K, as filed with the SEC. Such requests should be directed to Judith A. Hunsicker, Corporate Secretary, at the address shown on the first page of this proxy statement.  The Form 10-K is also available on the SEC website at http://www.sec.gov and on the Company’s website at www.embassybank.com under “Investor Relations”.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to above.  If any other matters shall properly come before the meeting and be voted upon, your properly executed proxy card will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters in accordance with the direction of the Company’s Board of Directors.

By Order of the Board of Directors

JUDITH A. HUNSICKER, Secretary

Annex A

EMBASSY BANCORP, INC.

EMPLOYEE STOCK PURCHASE PLAN

TABLE OF CONTENTS

Article 1------------------------------Purpose

Article 2------------------------------Definitions

Article 3------------------------------Eligibility and Participation

Article 4------------------------------Granting of Options

Article 5------------------------------Payroll Deductions

Article 6------------------------------Exercise of Options

Article 7------------------------------Withdrawal

Article 8------------------------------Administration

Article 9------------------------------Miscellaneous

Article 10-----------------------------Effectiveness

EMBASSY BANCORP, INC.

EMPLOYEE STOCK PURCHASE PLAN

Article 1.Purpose

The Embassy Bancorp, Inc. Employee Stock Purchase Plan (the “Plan”) is intended to provide to employees of Embassy Bancorp, Inc. (the “Company”) and any Designated Related Corporation the opportunity to acquire ownership interests in the Company through a regular investment program.  The Company believes that ownership of its Common Stock will motivate employees to improve their job performance, and enhance the financial results of the Company.  The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be construed so as to extend and limit participation in a manner consistent with the requirements thereof.

Article 2.Definitions

2.1Base Pay.  “Base Pay” shall mean an Eligible Employee’s basic hourly wage or salary, excluding any bonuses, overtime, or other extra or incentive pay.  With respect to any Eligible Employee compensated on a commission basis, the Committee shall make a good faith estimate of the Eligible Employee’s expected “Base Pay” by taking into account prior-year compensation, excluding any bonuses, overtime, or other extra or incentive pay, and any changes in circumstances for the current year.

2.2Board.  “Board” shall mean the Board of Directors of the Company or any successor.

2.3Code.  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

2.4Committee.  “Committee” shall mean any committee appointed pursuant to Article 8 or, if no such committee is appointed, the Board.

2.5Common Stock.  “Common Stock” shall mean the Common Stock, par value $1.00 per share, of the Company.

2.6Company.  “Company” shall mean Embassy Bancorp, Inc., a Pennsylvania corporation.

2.7Corporate Transaction.  “Corporate Transaction” shall mean the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)a sale, lease or other disposition of all or substantially all of the consolidated assets of the Company;

(ii)a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iii)a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

2.8Custodian.  “Custodian” shall mean the Company’s transfer agent, or such other person as the Committee shall designate from time to time to serve as record keeper and custodian under the Plan.

2.9Designated Related Corporation. “Designated Related Corporation” shall mean Embassy Bank for the Lehigh Valley, and any other Related Corporation that the Board, from time to time, designates as such for purposes of the Plan.

2.10Effective Date.  “Effective Date” shall mean the date the Plan is approved by the shareholders of the Company as contemplated by Section 10.1.

2.11Eligible Employee.  “Eligible Employee” shall mean any person employed by the Company or any Designated Related Corporation on an applicable Offering Date who is customarily scheduled to work at least 20 hours per week and who is still so employed on a Purchase Date.  Any employee whose customary employment is not for more than five months in any calendar year shall not be eligible to participate in the Plan.

2.12Initial Offering Date.  “Initial Offering Date” shall mean the date the Committee specifies as the Initial Offering Date (which shall be no later than 120 days after the Effective Date).

2.13Offering.  “Offering” shall mean an offering of Common Stock pursuant to Section 4.1.

2.14Offering Date(s).  “Offering Date(s)” shall mean the Initial Offering Date, each January 1, April 1, July 1 and October 1 after the Effective Date during which time the Plan is in effect, and any Offering Date specified by the Board pursuant to Section 9.4.4.

2.15Plan.  “Plan” shall mean this Employee Stock Purchase Plan, as it may be amended from time to time in accordance with its terms.

2.16Plan Account.  “Plan Account” shall mean an account for the benefit of a participating Eligible Employee comprised of two subaccounts.  The first subaccount shall be maintained by the Company for the purpose of recording and crediting payroll deductions on behalf of such participating Eligible Employee, and the second subaccount shall be maintained by the Custodian for the purpose of recording and crediting the shares of Common Stock purchased for such participating Eligible Employee.

2.17Purchase Date.  “Purchase Date” shall mean each March 31, June 30, September 30 and December 31 immediately following an Offering Date, as applicable.

2.18Related Corporation.  “Related Corporation” shall mean any present or future parent corporation or subsidiary corporation, as those terms are defined in Section 424 of the Code.

2.19Subsidiary.  “Subsidiary” shall mean any present or future corporation which would be a “subsidiary corporation” of the Company as that term is defined in Section 424 of the Code.

Article 3.Eligibility And Participation

3.1Eligibility.  Except as otherwise provided in the Plan, each employee of the Company or a Designated Related Corporation shall be eligible to participate in Offerings that commence on or after the date he or she becomes an Eligible Employee.  Subject to Section 3.2, all Eligible Employees shall have the same rights and privileges under the Plan, except that the amount of Common Stock which may be purchased shall bear a uniform relationship to the Base Pay of Eligible Employees.

3.2Restrictions On Participation.  No Eligible Employee shall participate in an Offering:

(i)if, immediately after the Offering Date, such Eligible Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Eligible Employee); or

(ii)to the extent that his or her options to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company and any Related Corporation accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such options are granted) for each calendar year in which such options are outstanding.

3.3Commencement Of Participation.  An Eligible Employee may participate in Offerings by completing an authorization for regular payroll deductions on the form provided by the Company and filing it with the Company on or before the date set therefor by the Committee, which date shall be prior to the Offering Date for an Offering.  Payroll deductions for an Eligible Employee shall commence on the applicable Offering Date. Once enrolled, an Eligible Employee shall continue to participate in the Plan for each succeeding Offering until the Eligible Employee terminates his or her participation as provided in Article 7 or ceases to be an Eligible Employee.

Article 4.Granting Of Options

4.1Quarterly Offerings.  The Plan shall be implemented by offerings of Common Stock beginning on the Initial Offering Date and subsequently on the 1st day of each January, April, July and October thereafter, with each Offering terminating on the Purchase Date (i.e., the last day of each fiscal quarter) immediately following the Offering Date.

4.2Number Of Option Shares.  On the Offering Date of each Offering, a participating Eligible Employee shall be deemed to have been granted an option to purchase on the next Purchase Date a number of whole and fractional shares of Common Stock equal to (i) the aggregate amount of payroll deductions (but in no event more than the maximum percentage of Base Pay specified in or determined pursuant to Section 5.1) during the Offering elected by the Eligible Employee, divided by (ii) the option price determined under Section 4.3.1.

4.3Option Price.

4.3.1The option price of Common Stock purchased in an Offering shall initially be equal to 95% of the Fair Market Value of Common Stock on the Purchase Date.  The Board reserves the right to modify the option price upon prior notice to all participating Eligible Employees; provided, however, that in no event shall the option price be less than 85% of the Fair Market Value of Common Stock on the Purchase Date.

4.3.2Fair Market Value as of any date shall be determined on a per share basis by the Committee as follows:

If the Common Stock is traded in a public market, then the Fair Market Value per share shall be, if the principal trading market for the Common Stock is a national securities exchange or The Nasdaq Stock Market, Inc., the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or, if the Common Stock is not principally traded on such exchange or market, the average of the mean between the last reported “bid” and “ask” prices each day over the ten trading days preceding the relevant date, as reported by the applicable customary reporting service or market (including the Over-the-Counter Bulletin Board, OTCQB, OTCQX or OTCPink).  If the Common Stock is not traded in a public market or subject to reported transactions or quotations as set forth above, the Fair Market Value per share shall be as determined by the Board; provided, however, that no determination of Fair Market Value with respect to an option granted hereunder shall be inconsistent with Section 423 of the Code or the regulations thereunder.

4.4Maximum Shares.  The maximum number of shares which shall be issued under the Plan, subject to adjustment as provided in Section 9.2 or Section 9.3, shall be 350,000 shares.  If the total number of shares for which options are exercised on any Purchase Date, together with the aggregate number of shares as to which options were exercised on all previous Purchase Dates, exceeds the foregoing maximum number of shares, the Company shall make a pro rata allocation of the shares available for purchase in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance credited to the Plan Account of each Employee under Section 5.3 and not used to purchase Common Stock shall be returned to him or her as promptly as possible. Common Stock issued pursuant to the Plan may be either authorized but unissued shares or treasury shares.

4.5Employee’s Interest In Option Stock.  The Employee shall have no interest in Common Stock covered by his or her option until such option has been exercised in accordance with the provisions of Article 6.

Article 5.Payroll Deductions

5.1Amount Of Deduction.  An Eligible Employee’s authorization for payroll deduction shall elect deductions from each pay of at least $5.00, but in no event may aggregate payroll deductions exceed 10% of Base Pay or such other maximum percentage of Base Pay as the Committee may establish prior to the beginning of an Offering.  Deductions will be taken on an after-tax basis.

5.2Changes In Payroll Deductions.

5.2.1An Eligible Employee may discontinue his or her payroll deductions and withdraw from participation in an Offering as provided in Article 7.

5.2.2An Eligible Employee who desires to change his or her payroll deductions for a future Offering may do so effective as of the next Offering Date for an Offering by completing an authorization and filing it with the Company prior to that Offering Date.

5.2.3Except as provided in Section 5.2.4, an Eligible Employee may make no other change in payroll deductions during an Offering.

5.2.4Unless otherwise provided by the Committee, Eligible Employees participating in an Offering may, on only one occasion during an Offering Period, increase or reduce his or her payroll deductions for such Offering Period by completing an authorization and filing it with the Company within the ten (10) day period immediately preceding the beginning of any month during the Offering Period.  The change shall be effective as of the beginning of the month following the date of filing of the authorization and shall comply with the limits set forth in Section 5.1.

5.3Employee’s Plan Account.

5.3.1All payroll deductions made for an Eligible Employee shall be credited to his or her Plan Account under the Plan.

5.3.2An Eligible Employee may not make any separate cash payment into such Plan Account except when on leave of absence or disability, and then only as provided in Section 5.4.

5.3.3No interest shall be paid on amounts credited to Plan Accounts under the Plan.

5.4Leave Of Absence and Disability.  The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by or disability of any Eligible Employee.  Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan, and (ii) the impact, if any, of any such leave of absence on options under the Plan theretofore granted to any Eligible Employee who takes such leave of absence.

Article 6.Exercise Of Options

6.1Automatic Exercise.  Unless an Eligible Employee gives written notice to the Company as hereinafter provided, his or her option with respect to any Offering shall be exercised automatically on the Purchase Date applicable to such Offering, for the number of whole and fractional shares of Common Stock subject to his or her option, as determined under Section 4.2.  Any amounts remaining in an Eligible Employee’s Plan Account immediately following a purchase of shares on an applicable Purchase Date, shall be paid to the Eligible Employee if he/she elects to cease participation in the Plan.

6.2Crediting and Issuance of Shares; Dividend Reinvestment.  As soon as practicable after each Purchase Date, a participating Eligible Employee shall be treated as the beneficial owner of the shares of Common Stock purchased for such Eligible Employee pursuant to the Plan, and such shares shall be credited to the Plan Account maintained for the benefit of the Eligible Employee by the Custodian.  An Eligible Employee shall have all ownership rights with respect to the number of shares of Common Stock credited to his or her Plan Account, including the right to vote such shares and to receive dividends or other distributions, if any.  Any dividends that may be declared on such shares will be reinvested by the Custodian in additional shares of Common Stock for the Eligible Employee in accordance with the terms of the Company’s Dividend Reinvestment and Stock Purchase Plan.  All such shares purchased through the reinvestment of dividends will be credited to the Eligible Employee’s Plan Account.  If an Eligible Employee requests that certificates be issued for shares credited to his or her Plan Account, any fractional interest withdrawn will be liquidated by the Custodian on the basis of the then current Fair Market Value of the Company’s Common Stock and a check issued for the proceeds thereof.  In no case will certificates representing a fractional interest be issued.

6.3Registration Of Stock.  Common Stock to be delivered to an Eligible Employee under the Plan shall be registered in the name of the Eligible Employee, or, if the Eligible Employee so directs by written notice to the Company prior to the Purchase Date applicable thereto, in the names of the Eligible Employee and one such other person as may be designated by the Eligible Employee, as joint tenants with rights of survivorship or as tenants by the entirety, to the extent permitted by applicable law.

6.4Withholding.  The Company shall have the right to withhold from an Eligible Employee’s compensation amounts sufficient to satisfy all federal, state and local tax withholding requirements, and shall have the right to require the Eligible Employee to remit to the Company such additional amounts as may be necessary to satisfy such requirements.

6.5Account Statement.  As soon as practicable after each Purchase Date, the Company shall or shall cause the Custodian to deliver a statement to the participating Eligible Employee regarding such Eligible Employee’s Plan Account, which may include, among other things and to the extent necessary and appropriate: (i) the name and address of the Company and the Eligible Employee; (ii) the amount of payroll deductions withheld by the Company on behalf of such Eligible Employee; (iii) the option price and Fair Market Value of the Common Stock purchased for the Offering corresponding to such Purchase Date; (iv) the Purchase Date; (v) the number of shares of Common Stock purchased; and (vi) the balance of shares of Common Stock in the Eligible Employee’s Plan Account.

Article 7.Withdrawal

7.1In General.  An Eligible Employee may withdraw the full amount credited to his or her Plan Account at any time prior to a Purchase Date by giving written notice to the Company.  The balance credited to the Eligible Employee’s account shall be paid to him or her promptly after receipt of the notice of withdrawal, and no further deductions shall be made from his or her pay during such Offering.

7.2Effect On Subsequent Participation.  An Eligible Employee’s withdrawal from any Offering shall not have any effect upon his or her eligibility to participate in any succeeding Offering by filing with the Company a new authorization for payroll deduction.

7.3Termination Of Employment.  Upon termination of an Eligible Employee’s employment for any reason, including retirement (but excluding death while in the employ of the Company), the amount credited to his or her account shall be returned to him or her or, in the case of death subsequent to the termination of his or her employment, to the person or persons entitled thereto under Section 9.8.  Despite such termination of employment, shares previously purchased through the Plan will continue to be enrolled in the Company’s Dividend Reinvestment and Stock Purchase Plan, and dividends on such shares will continue to be reinvested pursuant thereto until such time as the individual takes action to terminate his or her participation in accordance with the terms thereof.

7.4Termination Of Employment Due To Death.  Upon termination of an Eligible Employee’s employment because of his or her death, his or her beneficiary (as defined in Section 9.8.) shall have the right to elect, by written notice given to the Company prior to the Purchase Date of the current Offering, either:

(i)to withdraw the amount credited to the Eligible Employee’s Plan Account under the Plan, or

(ii)to exercise his or her option on the Purchase Date next following the date of the Eligible Employee’s death for the number of shares of Common Stock which the Eligible Employee’s payroll deductions prior to death will purchase at the applicable option price, but not more than the number of shares subject to the Eligible Employee’s option determined under Section 4.2, with any amount in such Plan Account not used to purchase Common Stock returned to the beneficiary.

In the event that no such timely written notice of election shall be received by the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (ii), to exercise the Eligible Employee’s option.

Article 8.Administration

8.1Appointment Of Committee.  The Board may appoint the Committee to administer the Plan, which shall consist of no fewer than two members of the Board.  If the Board does not appoint a committee to administer all or any portion of the Plan, then the Board shall be the Committee.

8.2Authority Of Committee.  Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to establish the Initial Offering Date, to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, to make all other determinations deemed necessary or advisable for administering the Plan.  The Committee’s determination on the foregoing matters shall be conclusive.  The Committee may delegate any ministerial duties in connection with the Plan to one or more officers of the Company or of a Designated Related Corporation.

8.3Rules Governing The Committee.  The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee.  The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable, and may hold telephonic meetings.  A majority of its members shall constitute a quorum.  Subject to the reserved power of the Board to amend the Plan as provided by Section 9.5, the Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable.  The Committee may make such rules and regulations for the conduct of its business and the operation of the Plan, not inconsistent with the Plan, as it shall deem advisable.

8.4No Liability.  No member of the Committee shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the good faith exercise of any authority or discretion granted in the Plan to the Committee, or for any act or omission of any other member of the Committee.

Article 9.Miscellaneous

9.1Transferability.  Neither payroll deductions credited to an Eligible Employee’s Plan Account nor any rights with regard to the exercise of an option or to receive Common Stock or a return of payroll deductions under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way other than by will or the laws of descent and distribution, nor shall such deductions or rights be subject to execution, attachment or similar process.  Any such attempted voluntary or involuntary disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 7.1.  During an Eligible Employee’s lifetime, options granted to the Eligible Employee shall be exercisable only by the Eligible Employee.

9.2Adjustment Upon Changes In Capitalization.  If, while any options under the Plan are outstanding, shares of Common Stock have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company, or of another corporation, through reorganization, recapitalization, reclassification, merger, consolidation, spin-off, stock dividend (either in shares of the Company’s Common Stock or of another class of the Company’s stock), stock split, or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and in the exercise price applicable to such outstanding options.  In addition, in any such event, the maximum number and/or kind of shares which may be offered in the Offerings shall also be proportionately adjusted.

9.3Corporate Transaction.  Except as otherwise provided by Section 9.4, in the event of a Corporate Transaction, then:  (i) any surviving or acquiring corporation may continue or assume options outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation does not assume such options or does not substitute similar rights for options outstanding under the Plan, then the participants’ accumulated payroll deductions shall be used to purchase shares of Common Stock immediately prior to the Corporate Transaction under the ongoing Offering, and the participants’ options under the ongoing Offering shall terminate immediately after such purchase.  The Company shall inform all participating Eligible Employees of the new Purchase Date at least ten (10) days prior thereto.

9.4Amendment And Termination.

9.4.1The Board of Directors of the Company reserves the right to make any amendment to this Plan which it deems to be required or appropriate to qualify the Plan as an “employee stock purchase plan” under the Code or the regulations adopted thereunder by the Internal Revenue Service.

9.4.2The Board of Directors of the Company shall have complete power and the authority to terminate or amend the Plan at any time; provided,  however, that the Board of Directors shall not, without the approval of the shareholders of the Company, increase the maximum number of shares which are or may be available pursuant to Section 3.1 hereof except for adjustments permitted by this Agreement.

9.4.3This Plan does not have a specified termination date.  The Board of Directors of the Company reserves the right to terminate the Plan at any time without notice provided that no such termination can affect a Participant’s right to purchase Shares, with funds credited to his or her account under the Plan, up through the effective date of the termination of the Plan.  In the event of the termination of the Plan after an Offering Date but prior to the subsequent Purchase Date, the effective date of the termination of the Plan shall constitute the Purchase Date for the terminated Offering.

9.4.4The Board of Directors, in its discretion, may temporarily suspend any Offering prior to the Offering Date.  If the Board of Directors subsequently lifts the suspension, it may do so as of the next regularly scheduled Offering Date or it may specify a date prior thereto as the beginning of a new Offering (in which case, the specified date shall be an “Offering Date”).

9.5Use Of Funds.  All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

9.6No Employment Rights.  The Plan does not, directly or indirectly; create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company’s right to terminate, or otherwise modify, an Eligible Employee’s employment at any time.

9.7Governing Law.  The laws of the Commonwealth of Pennsylvania, without regard to conflicts of laws principles, shall govern all matters relating to this Plan except to the extent they are superseded by federal law.

9.8Designation Of Beneficiary.  An employee may file a written designation of a beneficiary who is to receive any Common Stock and/or cash credited to the employee under the Plan in the event of such employee’s death prior to the delivery to him or her of such Common Stock and/or cash.  Such designation of beneficiary may be changed by the employee at any time by written notice to the Treasurer or other designated officer of the Company.  Upon the death of an employee and upon receipt by the Company of proof of identity at the employee’s death of a beneficiary validly designated by him or her under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary.  In the event of the death of an employee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such employee’s death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the employee, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the employee, or if no spouse, dependent, or relative is known to the Company, then to such other person as the Company may designate.  No designated beneficiary shall, prior to the death of the employee by whom he or she has been designated, acquire any interest in the Common Stock or cash credited to the employee under this Plan.

9.9Plan Provisions Binding.  The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such employee’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

9.10Legal and Other Requirements.  The obligations of the Company to offer, sell, issue, deliver or transfer Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of any registration statement under applicable securities laws if deemed necessary or appropriate by the Company. The Company’s obligation to offer, sell, issue, deliver or transfer its shares under the Plan is further subject to the approval of any governmental authority required in connection therewith and is further subject to the Company receiving, should it determine to do so, the advice of its counsel that all applicable laws and regulations have been complied with.  Certificates for shares of Common Stock issued hereunder may be legended as the Committee shall deem appropriate.

9.11Additional Restrictions of Rule 16b-3.  The terms and conditions of options granted hereunder to, and the purchase of Common Stock by, persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall comply with all applicable provisions of Rule 16b-3.  This Plan shall be deemed to contain, and such options shall contain, and the Common Stock issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

Article 10.Effectiveness

10.1Effective Date.  The Plan shall become effective upon approval by the holders of a majority of the Common Stock at a special or annual meeting of the shareholders of the Company held within 12 months after the Plan is adopted by the Board.  If the Plan is not so approved, the Plan shall not become effective.

REVOCABLE PROXY

EMBASSY BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

JUNE 16, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Judith A. Hunsicker  and James R. Bartholomew, or either of them, with full power of substitution, to act as proxies for the undersigned to vote all shares of common stock of Embassy Bancorp, Inc. (the “Company”) which the undersigned is entitled to vote at the 2016 Annual Meeting of Shareholders to be held at the Best Western Lehigh Valley Hotel and Conference Center at 300 Gateway Drive, Bethlehem, Pennsylvania, at 5:30 p.m. E.D.T. on Thursday, June 16, 2016, and at any adjournments or postponements thereof, as follows:

1.	Proposal to elect four (4) directors to Class 3 for a three (3) year term.

Nominees:  Bernard M. Lesavoy, David M. Lobach, Jr.,  Chairman, John C. Pittman, and John T. Yurconic.

☐ FOR all nominees listed herein	☐ WITHHOLD AUTHORITY to vote for all
(except as withheld)	nominees listed herein

(Instructions: To withhold authority to vote for any individual nominee, strike that nominee’s name appearing above.)

Shareholders may vote cumulatively in the election of directors.  This means that a shareholder may multiply the number of shares held by the number of directors to be elected and cast the total number of votes so obtained for any one candidate or to divide such votes among candidates in any manner the shareholder desires.

☐ Check here if voting cumulatively and write the number of votes cast on the appropriate line (s) below:

Bernard M. Lesavoy __________	David M. Lobach, Jr., Chairman __________
John C. Pittman __________	John T. Yurconic __________

2.	Proposal to amend the Company’s Articles of Incorporation to eliminate cumulative voting in the election of Directors.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Proposal to approve the advisory, non-binding resolution regarding executive compensation.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Proposal to approve the Embassy Bancorp, Inc. Employee Stock Purchase Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	Proposal to ratify the selection of Baker Tilly Virchow Krause, LLP as independent registered public accounting firm.

☐ FOR	☐ AGAINST	☐ ABSTAIN

______ PLEASE CHECK IF YOU PLAN TO ATTEND THE MEETING.

The board of directors recommends a vote FOR Proposals 1, 2, 3, 4 and 5.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.  IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 16, 2016:

The Proxy Statement, the Notice of Annual Meeting of Shareholders, a form of the Proxy Card and the 2015 Annual Report to Shareholders are available at http://materials.proxyvote.com/290791.

_________________________________________________	____________________________________________________
Print Name	(Signature(s) of shareholder)	(Date)
_________________________________________________	____________________________________________________
Print Name	(Signature(s) of shareholder)	(Date)

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE INSERT YOUR ADDRESS IN THE FOLLOWING LINE:

1